POWER OF ATTORNEY

 KNOW ALL PERSONS BY THESE PRESENTS, that Edward G. Galante

constitutes and appoints Carrie P. Ryan and Jean M. Mosel, and each of them, as his/her true and lawful attorney-in-fact and agent for him/her and in his/her name, place and stead, in any and all capacities, to sign any or all Forms 3, 4, and 5 relating to equity securities of Tesoro Corporation (the "Company") pursuant to the requirements of

Section 16 of the Securities Exchange Act of 1934, and to file the same with the

Securities and Exchange Commission and the New York Stock Exchange, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and affirming all that said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.  This authorization, unless earlier revoked by the undersigned in writing,

shall be valid until the undersigned's reporting obligations under Section 16 with respect to equity securities of the Company shall cease.

Date:  March 1, 2016

                  Edward G. Galante